7226 Lee DeForest Dr. Suite 104 Columbia, MD. 20146

Company Contact:

TSS, Inc.

Anthony Angelini, President & CEO

Phone: (410) 423-7300

TSS, INC. EXTENDS FILING OF QUARTERLY REPORTAND WILL FILE TUESDAY, NOVEMBER 19, 2013

COLUMBIA, MD – November 13, 2013 – TSS, Inc. (Other OTC: TSSI), a mission critical data center and technology services company, announced the extension of the filing of its Quarterly Report on Form 10-Q for the third quarter ended September 30, 2013 to Tuesday, November 19. The company will file a Form 12b-25 with the Securities and Exchange Commission that gives an automatic five calendar day extension of the reporting deadline under certain circumstances. The extension is the result of the unexpected illness of its Chief Financial Officer coupled with the additional work necessary by the company in providing information to its new auditors.

Anthony Angelini, President & Chief Executive Officer of TSS, stated, “Due to the unexpected illness of our CFO during the transition to our new auditors, we will need a few more days to properly complete our Form 10-Q and disclose our results for the third quarter. We fully expect to file the Form 10-Q and release our financial results on Tuesday. This extension is not the result of any disagreement with our auditors over any accounting issue. We expect to have Maura back soon.”

The company will also reschedule the release of its financial results and conference call previously scheduled for Thursday, November, 14th to Tuesday, November 19th. The company will conduct a conference call at 4:30 p.m. eastern time that day.

To participate on the conference call, please dial 1-888-329-8862 toll free from the U.S., or 1-719-325-2428 for international callers. Investors may also access a live audio web cast of this conference call under the "events" tab on the investor relations section of the company’s website at http://ir.totalsitesolutions.com/events.cfm.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until Tuesday, November 26, 2013. The audio replay can be accessed by dialing 1-888-203-1112 locally or 1-719-457-0820 toll free then enter access ID number 1517922. Additionally, a replay of the webcast will be available approximately two hours after the conclusion of the call, and will remain available for 90 calendar days.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data center facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. TSS is headquartered in Columbia, Md. For more information contact us at www.totalsitesolutions.com or call 888-321-4877.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; actual or potential conflicts of interest between the Company and members of the Company’s senior management; risks relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations or maintain sufficient availability under our revolving credit facility; risks relating to the acquisition of businesses; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.